Exhibit 10.26

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this “Agreement”) is entered into as of November 29, 2005 by and among REPUBLIC PROPERTIES CORPORATION, a District of Columbia corporation (“RPC”), RICHARD L. KRAMER (“Kramer”), STEVEN A. GRIGG (“Grigg”, together with Kramer and RPC, the “General Partners”) and REPUBLIC PROPERTY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Operating Partnership”).

WHEREAS, in connection with the initial public offering (the “IPO”) of the common shares of beneficial interest, par value $.01 per share, of Republic Property Trust, a Maryland real estate investment trust (“Republic”), Republic and the Operating Partnership and their affiliates will complete a series of related transactions (collectively with the IPO, the “IPO Transactions”);

WHEREAS, pursuant to the Agreement of Limited Partnership of Portals Development Associates Limited Partnership (the “Partnership Agreement”), a District of Columbia limited partnership (“PDA”), the General Partners, in connection with their positions as general partners of PDA, provide certain asset management services to PDA, including, but not limited to, the arrangement of financing and the administration of loans, the oversight of PDA’s partnership books and records, the preparation of quarterly distributions to be made by PDA to its partners, certain accounting, bookkeeping and other administrative services with respect to those certain real estate properties located in the District of Columbia known as The Portals I, The Portals II, The Portals III, The Portals IV and The Portals V and in which PDA, directly or indirectly through one or more intermediary entities, owns an ownership interest, and the preparation of documents in connection with the annual audit and tax return of PDA (collectively, the “Services”);

WHEREAS, in connection with the IPO Transactions, each General Partner desires to engage the Operating Partnership to provide the Services to PDA in return for the payment set forth herein; and

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I:  ENGAGEMENT; PAYMENT OF FEES

1.1           Engagement.  Subject to the terms and conditions hereof, the General Partners hereby engage the Operating Partnership to provide to PDA the Services pursuant to the Partnership Agreement (the “Services Duties”) from and after the Closing (as defined in Article V below).

1.2           Payment for Services.  In consideration of the performance of the Services by the Operating Partnership (or its affiliates), the General Partners shall pay or cause to be paid to the Operating Partnership (or its affiliates) an amount equal to the “Services Payment.”  The Services Payment shall be an amount equal to $91,667 per calendar month from and after the Closing, payable on the 15th day of each month; provided, however, that commencing on the first anniversary of the Closing, the parties hereto may revise the amount of such Services Payment on an annual basis so long as the “independent” members of the Board of Trustees of Republic (as defined in Republic’s bylaws) approve such revised Services Payment amount.

1.3           Prohibition on Funding/Fee Disputes

(a)           Republic acknowledges that it and its subsidiaries (including the Operating Partnership) shall be prohibited from providing any funding, payments, credit, equity investments or any other financial assistance to PDA, and that Republic shall undertake all commercially reasonable efforts to promptly collect all monies due pursuant to the terms hereof.

(b)           In the event that any material fee dispute arises between the General Partners and Republic with respect to any of the services to be provided to PDA pursuant to the terms hereof, the “independent” members of the Board of Trustees of Republic (as defined in Republic’s bylaws) shall undertake all commercially reasonable efforts to promptly resolve any such fee dispute with the General Partners.

1.4           Term.   The term of this Agreement shall continue until the one year anniversary date of the Closing (as defined in Section 5.1 below) (the “Initial Term”), and, after the expiration of the Initial Term, this Agreement shall be renewed automatically for successive additional terms of one (1) year each (the “Subsequent Term”), in each case unless sooner terminated in the manner provided in Section 6.9 hereof.

ARTICLE II:  REPRESENTATIONS AND WARRANTIES
OF GENERAL PARTNERS

As a material inducement to the Operating Partnership to enter into this Agreement and to consummate the transactions contemplated hereby, each of the General Partners hereby makes to the Operating Partnership each of the representations, warranties and covenants set forth in this Article II (other than any specific representations, warranties or covenants relating solely to RPC).  The representations and warranties set forth in this Article II are true and correct as of the date hereof.

2.1           Organization and Standing.  RPC is a corporation duly organized, validly existing and in good standing under the laws of the District of Columbia, is in good standing and is duly qualified and authorized to transact the business which it presently conducts, in all jurisdictions in which such qualification is required.

2.2           Authority.  The General Partners have full right, authority, power and/or capacity (a) to enter into this Agreement and each agreement, document and instrument to be executed and delivered pursuant to this Agreement; (b) to carry out the transactions contemplated hereby and thereby; and (c) to engage the Operating Partnership to perform the Services Duties in accordance with this Agreement.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of each General Partner pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of such General Partner, each enforceable in accordance with its respective terms.

2.3           Noncontravention.  Neither the entry into nor the performance of, or compliance with, this Agreement by any General Partner has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under its charter or any material mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to such General Partner.

2.4           Litigation.  There is no litigation or proceeding, either judicial or administrative, pending or, to the General Partners’ knowledge, threatened, affecting all or any portion of the Services Duties or the General Partners’ ability to consummate the transactions contemplated hereby.  There is no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of the Services Duties, which in any such case would impair the General Partners’ ability to enter into and perform all of such General Partner’s obligations under this Agreement.

2.5           No Insolvency Proceedings.  No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the knowledge of RPC, threatened against RPC, nor are any such proceedings contemplated by any General Partner.

2.6           No Brokers.  No General Partner has entered into, and each General Partner covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of the Operating Partnership to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby (other than underwriting fees paid in connection with the IPO).

2.7           Consents.  Except as may otherwise be set forth in this Agreement, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or third party necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the General Partners has been obtained or will be obtained on or before the Closing.

2.8           Reliance.  Each General Partner acknowledges that the Operating Partnership may rely upon the representations and warranties in this Article II in determining whether to enter into this Agreement.  Each General Partner agrees, severally and not jointly, to indemnify, defend and hold harmless the Operating Partnership and the officers, directors and affiliates thereof, and any employees or agents of any of the foregoing, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, any and all expenses, including attorneys’ fees, reasonably incurred in investigating, preparing or defending against any claim or litigation commenced or threatened) due to or arising out of a breach by such General Partner of any such representations or warranties (other than with respect to any representation, warranty or covenant relating solely to RPC).

2.9           Partnership Agreement.  The Partnership Agreement is in full force and effect and none of the General Partners are in default thereunder.

ARTICLE III:  REPRESENTATIONS AND WARRANTIES
OF THE OPERATING PARTNERSHIP

As a material inducement to the General Partners to enter into this Agreement and to consummate the transactions contemplated hereby, the Operating Partnership hereby makes to the General Partners each of the representations, warranties and covenants set forth in this Article III.  The representations and warranties set forth in this Article III are true and correct as of the date hereof.

3.1           Organization and Standing.  The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under Delaware law, and has the requisite partnership power and authority to own and operate its assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby.  The Operating Partnership is duly qualified to conduct business as a foreign partnership where necessary and is in good standing in the states in which it is so qualified.

3.2           Authority.  The Operating Partnership has full right, authority, power and capacity (a) to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of the Operating

Partnership pursuant to this Agreement; and (b) to carry out the transactions contemplated hereby and thereby.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable in accordance with its respective terms.

3.3           Noncontravention.  Neither the entry into nor the performance of, or compliance with, this Agreement by the Operating Partnership has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under its agreement of limited partnership or any material mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the Operating Partnership.

3.4.          Litigation.  There is no litigation or proceeding, either judicial or administrative, pending or, to the Operating Partnership’s knowledge, threatened, affecting the Operating Partnership’s ability to consummate the transactions contemplated hereby.  There is no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration which would materially impair the Operating Partnership’s ability to enter into and perform all of the Operating Partnership’s obligations under this Agreement.

3.5           No Brokers.  The Operating Partnership has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of the General Partners to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

3.6           Consents. Except as may otherwise be set forth in this Agreement, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Operating Partnership has been obtained or will be obtained on or before the Closing.

3.7           Reliance.  The Operating Partnership acknowledges that the General Partners may rely upon the representations and warranties in this Article III in determining whether to enter into this Agreement.  The Operating Partnership agrees to indemnify, defend and hold harmless the General Partners and the officers, directors and affiliates thereof, and any employees or agents of any of the foregoing, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, any and all expenses, including attorneys’ fees, reasonably incurred in investigating, preparing or defending against any claim or litigation commenced or threatened) due to or arising out of a breach of any such representations or warranties.

ARTICLE IV:  CONDITIONS TO CLOSING

4.1           Conditions to the Operating Partnership’s Obligation to Close.  The obligation of the Operating Partnership to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by the Operating Partnership):

(a)           IPO Transactions.  The IPO Transactions shall have occurred (or shall be occurring simultaneously with the Closing).

(b)           Representations and Warranties.  The representations and warranties made by the General Partners pursuant to this Agreement shall be true and correct in all material respects when made, and on and as of the Closing, as though such representations and warranties were made on the Closing.

(c)           Performance.  The General Partners shall have performed and complied with all agreements and covenants that each of them is required to perform or comply with pursuant to this Agreement prior to the Closing in all material respects.

(d)           Legal Proceedings.  No order, statute, rule, regulation, executive order, injunction, stay, decree, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

(e)           Consents and Approvals.  All necessary consents of governmental and private parties to effect the transactions contemplated by this Agreement shall have been obtained.

(f)            Partnership Agreement.  The Partnership Agreement is in full force and effect and none of the General Partners are in default thereunder.

4.2           Conditions to the General Partners’ Obligation to Close.  The obligation of the General Partners to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by the General Partners):

(a)           Representation and Warranties.  The representations, warranties and covenants of the Operating Partnership contained in this Agreement shall be true and correct as of the Closing.

(b)           Performance.  The Operating Partnership shall have performed and complied with all agreements and covenants that it is required to perform or comply with pursuant to this Agreement prior to the Closing in all material respects.

(c)           Legal Proceedings.  No order, statute, rule, regulation, executive order, injunction, stay, decree, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

(d)           Consents and Approvals.  All necessary consents of governmental and private parties to effect the transactions contemplated by this Agreement shall have been obtained.

4.3           Further Assurances.  Each of the parties herein shall execute and deliver all such other and further instruments and documents and take or cause to be taken all such other and further actions that any other party may reasonably request in order to effect the transactions contemplated by this Agreement.

ARTICLE V:  CLOSING

5.1           Closing.  The closing hereunder (the “Closing”) shall occur on the same day as the closing of the IPO, as close in time to the closing of the IPO as is reasonably practicable under the circumstances.

ARTICLE VI:  MISCELLANEOUS

6.1           Term of Agreement.  This Agreement may be terminated by the mutual consent of the parties at any time before the Closing.  If the Closing does not occur by September 30, 2006, this Agreement shall be deemed terminated and shall be of no further force and effect and neither the Operating Partnership nor the General Partners shall have any further obligations pursuant to this Agreement except as specifically set forth in this Agreement.

6.2           Amendment; Consent of Independent Trustees; Waiver.  Any amendment hereto shall be effective only if signed by all parties hereto.  Any amendment hereto after the date of Closing is subject to the pre-approval of a majority of the “independent” members of the Board of Trustees of Republic (as defined in Republic’s bylaws), as general partner of the Operating Partnership, and no amendment may occur without such pre-approval.  No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

6.3           Entire Agreement; Counterparts; Applicable Law.  This Agreement (a) shall, together with the Partnership Agreement, constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in one or more counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument, and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware without giving effect to the conflict of law provisions thereof.

6.4           Assignability.  This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other party, and any attempted assignment without such consent shall be void and of no effect; provided further, that this Agreement may be assigned by the Operating Partnership, without the prior written of the General Partners, in whole or in part to Republic Property TRS, LLC, a Delaware limited liability company and wholly owned subsidiary of the Operating Partnership, or to or among any other wholly owned subsidiary of the Operating Partnership, Republic or Republic Property TRS, LLC, and upon such assignment, the assignee shall have the exclusive right and obligation to provide any services hereunder.

6.5           Severability.  If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

6.6           Equitable Remedies.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Delaware (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

6.7           Survival.  It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of the parties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby.

6.8           Third Party Beneficiary.  Except as specifically set forth in this Agreement, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer, or employee of any party to this Agreement or any other person or entity.

6.9           Termination of Services Duties.

(a)           If either party materially breaches any provision of this Agreement, the breaching party shall have the right to cure such breach within thirty (30) days of receipt of written notice from the non-breaching party specifying the nature of the alleged breach.  If the non-breaching party gives the notice set forth in this Section 6.9(a) and the breach is not cured within such thirty (30) day period, then this Agreement shall be terminated unless otherwise agreed to in writing by each of the parties hereto.

(b)  Either the General Partners, together, or the Operating Partnership shall have the right to terminate its obligations with respect to the Services Duties upon furnishing the other party with written notice, at least ninety (90) days prior to the expiration of the Initial Term or any Subsequent Term, of an intent to terminate this Agreement upon the expiration of such term.

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IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement, or caused the Agreement to be duly executed and delivered on its behalf, as of the date first set forth above.

REPUBLIC PROPERTIES CORPORATION

By:	/s/ Steven A. Grigg
Name: Steven A. Grigg
Title: President

REPUBLIC PROPERTY LIMITED PARTNERSHIP

By: Republic Property Trust, its General Partner

By:	/s/ Mark R. Keller
Name: Mark R. Keller
Title: Chief Executive Officer

/s/ Richard L. Kramer
RICHARD L. KRAMER

/s/ Steven A. Grigg
STEVEN A. GRIGG

[Signature Page to Services Agreement]

REPUBLIC PROPERTY TRUST (solely for purposes of Section 1.3)

By:	/s/ Mark R. Keller
Name: Mark R. Keller
Title: Chief Executive Officer

[Signature Page to Services Agreement]